U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 4, 2003

SAN Holdings, Inc.
Exact Name of Registrant as Specified in its Charter

                                     Colorado                                                                                                84-0907969
                                  (State of incorporation)                                                                   (I.R.S. Employer Identification No.)

Commission File Number 0-16423

900 West Castleton Road, Suite 210, Castle Rock, CO 80104
Address of Principal Executive Office, Including Zip Code

(303) 660-4633
Registrant’s Telephone Number, Including Area Code

ITEM 1. CHANGE IN CONTROL

and

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Overview

                On April 4, 2003, we completed the acquisition of Solunet Storage Holding Corp. and, indirectly, its operating subsidiary Solunet Storage, Inc. (d.b.a “StorNet Solutions”). Like SANZ, Solunet Storage is a data storage solution provider, and is also based in the greater-Denver, Colorado area.  As a result of the transaction, Solunet Storage is now a wholly owned subsidiary of the Company. Also as a result of the transaction, Sun Solunet LLC now owns 58.5% of the Company’s issued and outstanding common stock, and Michael J. Phelan, former president of Solunet Storage, now owns 1.5% of the Company’s common stock. Sun Solunet LLC is an affiliate of Sun Capital Partners II, LP (Sun Capital), a private equity fund located in Boca Raton, Florida. For tax and accounting purposes, the acquisition is effective as of April 1, 2003, and for accounting purposes the acquisition is treated as a reverse acquisition.

Description of Solunet Storage and its Business

                Solunet Storage operates a data storage solutions provider business similar in most respects to our business. It currently operates from nine locations throughout the United States, and at the time of the acquisition had approximately 72 employees. All of these locations are leased. One of these locations operates a telephone support center that provides maintenance and support services for many of the computer hardware and software products sold by Solunet Storage. We currently have no similar operation and instead rely on product manufacturers to provide that service to customers. As a consequence, we historically have generated lower gross margins on support contracts but have minimal fixed costs associated with those contracts. We intend to use the Solunet Storage support center to service support contracts on products sold by the combined organization. In general, and subject to any changes we may undertake in the course of consolidation of overlapping operations, we intend to operate Solunet Storage and its assets in similar fashion to the manner in which it operated before the acquisition.

                Solunet Storage, Inc. itself acquired substantially all of the assets of StorNet, Inc. from StorNet, Inc.‘s lenders in September 2002 in a private foreclosure transaction. Solunet Storage had been formed for that purpose by Sun Solunet LLC. At the time of the acquisition of Solunet Storage by SANZ, Solunet Storage was owned by Sun Solunet LLC and Mr. Phelan.

                Pro forma combined revenues of StorNet, Inc. and Solunet Storage, Inc. were in excess of $55 million in 2002.

Transaction and Resulting Equity Structure

                The acquisition was effected in an all-stock transaction in which we issued to the two shareholders of Solunet Storage an aggregate of 20,000,000 shares of common stock and shares of Series B preferred stock that are convertible into an additional 37,403,653 shares of common stock (i.e., an aggregate of 57,403,653 shares of common stock on a fully-converted basis). The shares of Series B preferred stock issued in the transaction contain no obligatory dividends and no preferences over the common stock with respect to dividends, liquidation or other matters (other than the power to vote with the common stock on an as-converted basis), and will convert into the foregoing number of shares of common stock automatically when our Articles of Incorporation are amended to increase the number of authorized shares of common stock sufficient to enable such conversion. The number of shares of common stock into which the Series B preferred stock will convert is fixed, and is not dependent on the market value of the common stock or any similar factor.

                In addition to these shares of common stock and Series B preferred stock, we issued to Sun Solunet LLC, as the principal stockholder of Solunet Storage, a warrant to purchase a maximum of 19,976,737 shares of common stock at various prices and over various terms (referred to as the “Sun Warrant”). This number of warrant shares is equal to 1.5 times the number of previously outstanding SANZ warrants and options (i.e., a ratio of 60% : 40%), minus 4,438,426 shares. The Sun Warrant is divided into various “tranches”, each of which corresponds to a specific warrant or option (or group of warrants or options) that SANZ had outstanding prior to the Solunet Storage acquisition. Each such tranche bears the identical exercise price and term (duration) of the corresponding pre-existing warrant or option, and is for 1.5 times the corresponding number of pre-existing warrant or option shares. The various exercise prices of the tranches range from $.29 to $10.82, with a weighted average price of $.94, and the various terms of the tranches range from July 2003 to March 2013.

                The exclusion of 4,438,426 shares from the Sun Warrant is not applied to any specific pre-existing warrant or option. Rather, Sun Solunet LLC is prevented from exercising the Sun Warrant with respect to the first 2,958,951 (i.e., 4,438,426 divided by 1.5) shares that are issued upon the exercise of previously-outstanding SANZ warrants or options by their respective holders.

                In addition, the corresponding part of the Sun Warrant will expire each time that a previously outstanding SANZ warrant or option expires without exercise by the holder. This includes both expirations without exercise at the conclusion of an instrument’s original term and, where applicable in the case of some options, upon any earlier termination in the event the holder ceases to be employed by us.

                The acquisition agreement contains customary representations and warranties by SANZ, Solunet Storage Holding Corp. and Sun Solunet LLC. Certain of those representations and warranties survive for specified periods following the closing. Claims for breaches of those provisions are subject to indemnification if the aggregate claims against the applicable party exceed $200,000, up to a limit of $2,000,000. Any indemnification payments will be made in the form of Series A preferred stock payable either to Sun Solunet LLC, or to all shareholders of SANZ other than Sun Solunet LLC and its affiliates, as applicable, or in the form of a promissory note if the claim is against Sun Solunet LLC. The Series A preferred stock is entitled to payment of its “liquidation value” (generally equal to the amount of the indemnity claim) if and when SANZ undergoes a “Liquidation Event”, but not before, unless SANZ elects voluntarily to redeem it at an earlier date. Prior to the payment of the liquidation value, the Series A preferred stock is entitled to a 10% dividend, payable either in cash or in additional shares of Series A preferred stock, at the election of SANZ. If Sun Solunet LLC delivers a promissory note as an indemnity payment, that note will have terms similar to those of the Series A preferred stock.

                Prior to closing, SANZ’s Board of Directors received and reviewed the opinion of Roth Capital Partners LLC, as to the fairness, from a financial point of view, to our shareholders of the consideration paid in the acquisition of Solunet Storage.

Sun Capital Guaranty

                As part of the acquisition transaction, Sun Capital has agreed to guarantee a minimum of $3 million of the debt of the combined company. This guaranty is currently in place in support of a loan facility maintained by Solunet Storage. The guaranty has been used to obtain greater liquidity (in the form of a higher advance rate) under that loan facility than would have been available in the absence of a guaranty. We have not paid Sun Capital or its affiliates any separate consideration for this guaranty.

                In addition, we may request at any time that Sun Capital guaranty up to an additional $2 million of our debt. However, Sun Capital has the discretion whether or not to issue such a guaranty if so requested. If it does issue such a guaranty and we do not discharge the debt or otherwise obtain a release of the guaranty within eighteen months after its issuance, we will issue warrants to Sun Capital in payment for that guaranty, and we will be obligated to issue additional warrants to Sun Capital as further payment at the end of each six-month period that the guaranty is not released.

Board of Directors, Management and Similar Matters

                Effective upon the closing, three nominees of Sun Solunet LLC were elected to the Company’s Board of Directors to fill vacancies arising from three resignations.  As of April 4th, the Company’s Board consists of continuing directors Robert K. Brooks, John Jenkins and Brendan T. Reilly, and newly elected directors Marc Leder, Rodger Krouse, and Clarence Terry.  Also effective upon the closing, Michael J. Phelan, President of Solunet Storage, was elected President and Chief Operating Officer of the Company.  John Jenkins continues as Chairman and Chief Executive Officer of the Company. Prior to the closing, the Board of Directors also nominated certain other individuals for election as directors at SANZ’ next annual meeting of shareholders.

                Prior to this transaction, there was no material relationship between the Company, its affiliates, directors or officers, and Solunet Storage and Sun Capital, or any of their respective affiliates, directors or officers.

                In connection with the acquisition, Sun Solunet LLC, Mr. Phelan, Hollger LLC (an existing shareholder of SANZ) and SANZ entered into a Shareholder Agreement under which Mr. Phelan agreed to certain restrictions on his shares of SANZ, including limitations on his ability to sell those shares without the consent of Sun Solunet LLC and both the obligation and the right to sell those shares to a third party in a transaction in which Sun Solunet LLC is selling its shares. Under the same Shareholder Agreement, Hollger LLC was granted the right to designate one nominee for election to our Board of Directors during the period ending December 31, 2004, and Sun Solunet LLC has agreed to vote in favor of Hollger’s nominee. Hollger LLC owns approximately 2,800,000 shares of SANZ common stock (approximately 7.3% of the shares outstanding prior to this acquisition and 2.9% of the shares outstanding after closing), but no affiliate of Hollger LLC is an officer or employee of SANZ and Hollger LLC is not otherwise an affiliate of SANZ or Sun Solunet LLC.

                Our current principal accountant engaged to audit our financial statements is Grant Thornton LLP. Solunet Storage’s principal account is Crowe Chizek LLP. We have not yet determined whether we will change our principal accountant as a consequence of the acquisition of Solunet Storage.

Investment Considerations

                In addition to the investment considerations and other information contained in our Annual Report on Form 10-KSB for the year ended December 31, 2002, as a consequence of the transactions described in this report the following additional factors should be considered in evaluating our business and financial condition. We believe the risks and uncertainties described below may materially affect SANZ. There also could be additional risks and uncertainties arising from or relating to the transaction that we are currently unaware of, or that we are aware of but currently do not consider to be material, but that may become important in the future or prove to be material and affect our financial condition or results of operations. These factors should be read in conjunction with the investment considerations and other information contained in our Form 10-KSB, and do not replace or eliminate any of those investment considerations or information.

We must effectively integrate Solunet Storage with SANZ and recognize expected synergies. Acquisitions entail a number of risks, including: problems integrating the acquired operations’ technologies or products with our existing business and products; diversion of management’s time and attention from our core business; and difficulties in retaining business relationships with suppliers and customers of the acquired company. Achieving the anticipated benefits of the Solunet Storage acquisition will depend in part upon whether we are able to effectively integrate the businesses. Even if we are able to integrate Solunet Storage’s operations and economic conditions remain stable, there can be no assurance that the anticipated synergies will be achieved.

We have a single controlling shareholder that owns 58.5% of our outstanding shares.  That shareholder will have the power to elect a majority of the Directors and control the strategic direction of the company. In our acquisition of Solunet Storage, we issued shares of common stock and voting preferred stock representing 58.5% of the aggregate voting stock of SANZ to Sun Solunet LLC.  Sun Solunet LLC is an affiliate of Sun Capital Partners II, LP, a private equity fund located in Boca Raton, Florida. These shares will give Sun Solunet LLC the power to elect a majority of the board of directors of SANZ and, through that board control, set direction for the company.  The ability of other shareholders to influence the direction of the company (for example, through the election of directors) is therefore limited.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. To be filed by amendment on or before June 18, 2003.

        (b) PRO FORMA FINANCIAL INFORMATION. To be filed by amendment on or before June 18, 2003.

        (c) EXHIBITS. The exhibits listed below are filed with this report.

Exhibit                                  Description                                                                                     Location
Number

2.2 Agreement and Plan of Merger dated March 31, 2003. (Certain of the Schedules described at pages numbered iv - vi of the Agreement are omitted, but will be furnished to the Commission upon request.	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003
2.3 Stock Option Agreement dated March 31, 2003.	Incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003
2.4 Credit Support Document dated March 31, 2003.	Incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003
2.5 SANZ Common Stock Purchase Warrant dated April 4, 2003	Incorporated by reference to the form filed as Exhibit 2.4 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003
2.6 Management Services Agreement dated April 4, 2003	Incorporated by reference to the form filed as Exhibit 2.5 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003
2.7 Registration Rights Agreement dated April 4, 2003	Incorporated by reference to the form filed as Exhibit 2.6 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003
2.8 Shareholders Agreement dated April 4, 2003	Filed herewith.
3.1 Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001

Exhibit                                  Description                                                                                     Location
Number

3.2 Amendment to Articles of Incorporation - Designation of Series A and Series B Preferred Stock - Filed and effective April 3, 2003	Incorporated by reference to the form of document filed as Exhibit 2.10 to the Current Report on Form 8-K dated April 1, 2003, filed April 3, 2003
3.3 Second Amended and Restated Bylaws, effective April 4, 2003	Incorporated by reference to Exhibit 2.9 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                   SAN HOLDINGS, INC.

Dated:  April 21, 2003                                            By:  /s/ Hugh A. O’Reilly
                                                                                              Hugh A. O’Reilly
                                                                                              Senior Vice President and CFO